                                                                     Exhibit 4.6


                      WARRANT REGISTRATION RIGHTS AGREEMENT


                          DATED AS OF FEBRUARY 25, 1998


                                  BY AND AMONG


                           ORBITAL IMAGING CORPORATION

                                       AND

                            BEAR, STEARNS & CO. INC.

                              MERRILL LYNCH & CO.,
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                      NATIONSBANC MONTGOMERY SECURITIES LLC

         This Warrant Registration Rights Agreement (the "Agreement") is made and entered into as of February 25, 1998, by and among Orbital Imaging Corporation, a Delaware corporation (the "Company"), and Bear, Stearns & Co. Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities LLC (each an "Initial Purchaser" and together, the "Initial Purchasers"), each of whom has agreed to purchase an aggregate of 100,000 Units consisting of an aggregate of $100,000,000 in aggregate principal amount at maturity of the Company's 11 5/8% Series A Senior Notes due 2005 (the "Series A Notes") and warrants (the "Warrants") to purchase an aggregate of 1,312,746 shares of the Company's Common Stock, $.01 par value, pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement (the "Purchase Agreement"), dated as of February 20, 1998, between the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Units, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 8 of the Purchase Agreement. All defined terms used but not defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

         The parties hereby agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act:  The Securities Act of 1933, as amended.

         Business Day: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

         Closing Date:  The date hereof.

         Commission:  The Securities and Exchange Commission.

         Common Stock:  The common stock, $.01 par value, of the Company.

         Exchange Act:  The Securities Exchange Act of 1934, as amended

         Exchange Offer: The offer to exchange and issuance by the Company of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are validly tendered by such Holders in connection with such exchange and issuance.

         Holders:  As defined in Section 2 hereof.

         Indenture: The Indenture, dated the Closing Date, by and between the Company and Marine Midland Bank, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         NASD:  National Association of Securities Dealers, Inc.

         Person: An individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         Prospectus: The prospectus included in a Shelf Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         Registrable Securities: The Warrants, Warrant Shares and any other securities issued or issuable with respect to the Warrants or the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

         Registration Expenses:  See Section 6 hereof.

         Shelf Registration Statement: Any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Shelf Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

         Transfer Restricted Securities: A Warrant or Warrant Share, until such Warrant or Warrant Share (i) has been effectively registered under the Act and resold in accordance with the Shelf Registration Statement covering it, (ii) is distributed to the public pursuant to Rule 144 or (iii) may be sold or transferred pursuant to Rule 144(k) (or any similar provisions then in force) under the Act or otherwise.

         Trustee: Marine Midland Bank or such other person who may be the trustee under the Indenture.

         Warrants: The warrants to purchase an aggregate of 1,312,726 shares of Common Stock of the company issued pursuant to the Purchase Agreement and the Warrant Agreement, together with any warrants issued in substitution or replacement therefor.

         Warrant Agreement: The Warrant Agreement dated the Closing Date by and between the Company and Marine Midland Bank, as Warrant Agent.

         Warrant Shares: The Common Stock or other securities which any Holder may acquire upon exercise of a Warrant, together with any other securities which such Holder may acquire on account of any such securities, including, without limitation, as the result of any dividend or other distribution on Common Stock or any split-up of such Common Stock as provided for in the Warrant Agreement.

         SECTION 2. HOLDER. A Person is deemed to be a holder of Registrable Securities (each a "Holder") whenever such Person owns Registrable Securities or holds a beneficial interest in Registrable Securities.

         SECTION 3.  SHELF REGISTRATION.

                  (a) Shelf Registration. The Company shall use its best efforts to file a Shelf Registration Statement with respect to all Registrable Securities on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Commission) under the Act within 270 days after the Closing Date covering (i) resales by the Holders of the Warrants, and (ii) the issuance of the Warrant Shares by the Company upon exercise, or if such issuance is not then permitted to be registered by applicable rule or policy of the Commission, covering resales of the Warrant Shares and shall use its best efforts to have such Shelf Registration Statement declared effective by the Commission on or prior to 95 days after the dates specified for such filings. Notwithstanding the foregoing, the Company shall not be required to file such Shelf Registration Statement on or prior to the consummation of the Exchange Offer; provided that, in the event the Exchange Offer is consummated later than the filing time required by the preceding sentence for each Shelf Registration Statement, the Company shall file such Shelf Registration Statement(s) within 30 days after the date of the consummation of the Exchange Offer; and shall use its best efforts to have the Shelf Registration Statement declared effective within 95 days thereafter provided that no Holder shall be entitled to have its Registrable Securities covered by the Shelf Registration Statement unless such Holder is in compliance with Section (b) hereof.

                  (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing such information as the Company may reasonably request specified in Item 507 and Items 508 of Regulation S-K under the Act for use in connection with the Shelf Registration Statement. Each Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

                  (c) Black-out Periods. During any consecutive 365 day period, the Company may suspend the effectiveness of the Shelf Registration Statement on two occasions for a period of not more than 45 consecutive days if there is a possible acquisition or business combination or other transaction, business development or event involving the Company that may require disclosure in the Shelf Registration Statement and the Board of Directors of the Company determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Company and its stockholders or obtaining any financial statements relating to a possible acquisition or business combination required to be included in the Shelf Registration Statement would be impracticable. In such a case, the Company shall promptly notify the Holders of the suspension of the Shelf Registration Statement's effectiveness, provided that such notice shall not require the Company to disclose the possible acquisition or business combination or other transaction, business development or event if the Board of Directors of the Company determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential. Upon the abandonment, consummation, or termination of the possible acquisition or business combination, or the availability of the required financial statements with respect to a possible acquisition or business combination, the suspension of the use of the Shelf Registration Statement pursuant to this
Section 3(f) shall cease and the Company shall promptly comply with Section 5 hereof and notify the holders that disposition of Registrable Securities may be resumed. The length of any periods during which the Company prohibits offers and sales of Registrable Securities pursuant to the Shelf Registration Statement under this Section 3(f) shall not be considered periods of a Registration Default under Section 5 hereof. In addition, the length of any periods during which the Company prohibits offers and sales of Registrable Securities pursuant to the Shelf Registration Statement under this Section 3(f) shall be added to the period described in Section 3(f) above.

                  (d) If the Holders of a majority of the Registrable Securities so elect, an offering of Registrable Securities pursuant to the Shelf Registration Statement may be effected in the form of an underwritten offering. In such event, and if the managing underwriters advise the Company and the Holders of such Registrable Securities in writing that in their opinion the amount of Registrable Securities proposed to be sold in such offering exceeds the amount of Registrable Securities which can be sold in such offering, there shall be included in such underwritten offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the principal amount of Registrable Securities requested to be included by such Holders. The Holders of the Registrable Securities to be registered shall pay all underwriting discounts and commissions of such underwriters.

                  (e) If any of the Registrable Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of such Registrable Securities included in such offering; provided that such investment bank or manager shall be reasonably satisfactory to the Company.

                  (f) The Company shall use its best efforts (i) to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable from the date that the Shelf Registration Statement is declared effective until the earlier of (A) the expiration of the Warrants, and (B) such date as all Registrable Securities have been sold, and (ii) after the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder, to take any action reasonably necessary to register the sale of any Registrable Securities of such Holder and to identify such Holder as a selling security holder. The Company further agrees to use its best efforts to prevent the happening of any event that would cause the Shelf Registration Statement pursuant to Section 3 hereof to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities during the period that such Shelf Registration Statement is required to be effective and usable.

                  (g) Each Holder whose Registrable Securities are covered by a Shelf Registration Statement filed pursuant to this Section 3 agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as any Securities included in such Shelf Registration Statement, including a sale pursuant to Rule 144 under the Act (except as part of such underwritten offering), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to such Shelf Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters; provided that each Holder shall be subject to the hold-back restrictions of this Section 3(e) only once during the term of this Agreement.

         The foregoing provisions shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any applicable class of Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided 45 days prior written notice of such sale or distribution to the underwriter or underwriters.

         SECTION 4. LIQUIDATED DAMAGES. If the Shelf Registration Statement: (i) is not filed with the Commission on or prior to the date specified for such filing in Section 3(a) hereof; (ii) has not been declared effective by the Commission pursuant to Section 3(a) hereof; or (iii) following the date such Shelf Registration Statement is declared effective by the Commission, shall cease to be effective without being restored to effectiveness by amendment or otherwise within 30 business days, (each such event referred to in clauses (i) through (iii), a "Shelf Registration Statement Default"), the Company shall pay as liquidated damages ("Liquidated Damages") to each Holder of Warrants or Warrant Shares an amount (the "Damage Amount") equal to $.0025 per week per Warrant for each week that the Shelf Registration Statement Default continues. The amount of Liquidated Damages will increase by an additional $.0025 per week per Warrant with respect to subsequent 90-day period until all Shelf Registration Statement Defaults have been cured, up to a maximum amount of Liquidated Damages of $.0125 per week per Warrant.

         All accrued liquidated damages will be paid to record Holders by the Company by wire transfer of immediately available funds or a federal funds check, and to Holders of Certificated Securities by mailing checks to their registered addresses on each Interest Payment Date (as defined in the Indenture). All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Registrable Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security have been satisfied in full.

         SECTION 5. REGISTRATION PROCEDURES. (a) General Provisions. In connection with the Company's registration obligations pursuant to Section 3 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                           (1) use its best efforts to keep such Shelf
Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement or file appropriate documents that will be so incorporated by reference, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Shelf Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as reasonably practicable thereafter;

                           (2) prepare and file with the Commission such
amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the period set forth in Section 3(d) hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

                           (3) advise the underwriter(s), if any, and selling
Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (4) furnish to each selling Holder named in any Shelf
Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus, which documents will be subject to the review of such Holders and underwriter(s), if any, in connection with such sale, for a period of at least five Business Days, and the Company will not file or will correct any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference) to which the selling Holders of the Registrable Securities covered by such Shelf Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five (5) Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

                           (5) promptly prior to the filing of any document that
is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide notice identifying such document, and upon request, furnish copies of such document to one counsel for such selling Holders designated by a majority of such Holders and to the underwriter(s), if any, in connection with such sale, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                           (6) subject to the entry of appropriate
confidentiality agreements, make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                           (7) if requested by any selling Holders or the
underwriter(s), if any, in connection with such sale, promptly include in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable

Securities, information with respect to the number of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment available to such selling Holders as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment;

                           (8) furnish to each selling Holder and each of the
underwriter(s), if any, in connection with such sale, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, and make available all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (9) deliver to each selling Holder and each of the
underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                           (10) enter into such agreements (including an
underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Registrable Securities or underwriter, and in such connection, (A) make such representations and warranties to the underwriters, with respect to the business of the Company and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (B) obtain an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company covering matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company at which the contents of such Shelf Registration Statement and related Prospectus were discussed, although such counsel has not independently verified, and does not assume any responsibility for, the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and (C) obtain a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters; and (D) if an underwriting agreement is entered into, the same shall contain indemnification and contribution provisions and procedures no less favorable than those set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to Section 8. The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, the selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

                           (11) prior to any public offering of Registrable
Securities, cooperate with the selling Holders, the underwriter(s), if any, and their counsel in connection with the registration and qualification of the Registrable Securities under the securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or would not otherwise be required to be so qualified but for this Section 5(a)(11) or to take any action that would subject it to the service of process in suits or to taxation, in any jurisdiction where it is not now so subject; to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                           (12) in connection with any sale of Registrable
Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Registrable Securities;

                           (13) use its best efforts to cause the Registrable
Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso contained in clause (11) above;

                           (14) if any fact or event contemplated by clause (2)
above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (15) provide a CUSIP number for all Registrable
Securities not later than the effective date of a Shelf Registration Statement covering such Registrable Securities and provide the Trustee under the Indenture with printed certificates for the Registrable Securities which are in a form eligible for deposit with the Depository Trust Company;

                           (16) cooperate and assist in any filings required to
be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Shelf Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Registrable Securities to consummate the disposition of such Registrable Securities;

                           (17) otherwise use its best efforts to comply with
all applicable rules and regulations of the Commission, and make generally available to the Holders as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the "effective date of the registration statement" (as such term is defined in paragraph (c) of Rule 158 under the Act);

                           (18) cause all Registrable Securities covered by the
Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority of Registrable Securities or the managing underwriter(s), if any; and

                           (19) provide promptly to each Holder upon written
request each document filed with the Commission pursuant to the requirements of
Section 13 or Section 15(d) of the Exchange Act.


                  (b) Restrictions on Holders. Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(a)(3)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(14) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Shelf Registration Statement set forth in Section 3 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(a)(3)(D) hereof to and including the date when each selling Holder covered by such Shelf Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(14) hereof or shall have received the Advice.

         SECTION 6. REGISTRATION EXPENSES. (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Holder with the NASD); (ii) all fees and expenses of compliance with federal securities and state blue sky or securities laws;
(iii) all expenses of printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with The Depositary Trust Company and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Registrable Securities on a national exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

                  (b) In connection with each Shelf Registration Statement required hereunder, the Company will reimburse the Holders of Registrable Securities being registered pursuant to such Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority of the Registrable Securities.

         SECTION 7. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless (i) each Holder, (ii) each Person, if any, who controls a Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (a "Controlling Person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any Controlling Person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein.

                  (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and each Controlling Person of the Company and the respective officers, directors, partners, employees, representatives and agents of the Company or any Controlling Person against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arise out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein. In no event, however, shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon its sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure to notify by the indemnified party or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying party or parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded, upon the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying party or parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. The indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, that such consent was not unreasonably withheld.

                           (d) In order to provide for contribution in
circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified hereunder, the Company and each Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Holder who may also be liable for contribution, including Controlling Persons of the Company to which the Company and any Holders may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holders or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 7, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and any Holder shall be deemed to be in the same proportion as (x) the total proceeds from the Offering of the Registrable Securities (net of discounts but before deducting expenses) received by the Company and (y) the total proceeds received by such Holder upon its sale of Registrable Securities which would otherwise give rise to the indemnification obligation, respectively. The relative fault of the Company and of the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) no Holder shall be required to contribute, in the aggregate, any amount in excess of the dollar amount by which the proceeds received by such Holder with respect to the sale of its Registrable Securities pursuant to a Shelf Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Registrable Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and indemnification obligation, respectively; and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Registrable Securities held by each of the Holders hereunder and not joint.

         For purposes of this Section 7, (A) each Controlling Person of a Holder and (B) the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser or any Controlling Person shall have the same rights to contribution as such Initial Purchaser, and each Controlling Person of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.


         SECTION 8. RULE 144A. The Company hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Act, to make available, upon request of any Holder, to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

         SECTION 9.  MISCELLANEOUS.

                  (a) Remedies. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in the Offering Memorandum, the Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

                  (c) Adjustments Affecting the Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities that would (i) adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) materially adversely affect the marketability of the Registrable Securities in any such registration.

                  (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are sold pursuant to a Shelf Registration Statement and that does not affect directly or indirectly the rights of other Holders may be given by the Holders of a majority of the Registrable Securities being sold.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile transmission, telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the
records of the Warrant Agent under the Warrant Agreement, with a copy to the Warrant Agent under the Warrant Agreement; and

                           (ii)     if to the Company:

                                    Orbital Imaging Corporation
                                    21700 Atlantic Boulevard
                                    Dulles, Virginia  20166
                                    Phone: (703) 406-5000
                                    Fax: (703) 406-5572

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; upon receipt of a confirmation notice, if sent by facsimile transmission; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Warrant Agent at the address specified in the Warrant Agreement.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities directly from such Holder.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Warrant Registration Rights Agreement as of the date first written above.

                           ORBITAL IMAGING CORPORATION

                           By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                           BEAR, STEARNS & CO. INC.



                           By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                           MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED




                           By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                           NATIONSBANC MONTGOMERY SECURITIES LCC



                           By:
                                    --------------------------------------------
                                    Name:
                                    Title:



                                       17